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                                                                  EXHIBIT (23)-2

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts"; and to the use of our report dated November 6, 1998 with respect to the supplemental consolidated financial statements of The Banc Corporation and Subsidiary included in the Registration Statement (Form S-1) and the Prospectus of The Banc Corporation.



Birmingham, Alabama
November 6, 1998

                                   /s/ Dudley, Hopton-Jones, Sims & Freeman PLLP

                                       Dudley, Hopton-Jones, Sims & Freeman PLLP